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                                                                    EXHIBIT 23.2

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITORS' CONSENT


Civic BanCorp:

We consent to the incorporation by reference in the Registration Statements No. 33-94566 and No. 33-65309 of Civic BanCorp on Form S-8 of our report dated January 26, 1994 appearing in the Annual Report on Form 10-K of Civic BanCorp for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

March 18, 1996